UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 9, 2006

ACCENTIA BIOPHARMACEUTICALS, INC.

(Exact name of Registrant as Specified in its Charter)

Florida	000-51383	04-3639490
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

324 South Hyde Park Ave., Suite 350

Tampa, Florida 33606

(Address of Principal Executive Offices; Zip Code)

Registrant’s telephone number, including area code: (813) 864-2554

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ACCENTIA BIOPHARMACEUTICALS, INC.

FORM 8-K

Item 1.01. Entry Into Amendment to a Material Definitive Agreement.

On October 9, 2006, Accentia Biopharmaceuticals, Inc. (the “Company”) entered into an agreement with Pharmaco Investments, Inc. (“PPD”) titled “Amendment No. 1 to the First Amended and Restated Royalty Stream Purchase Agreement” (the “Amendment”), amending the Royalty Stream Purchase Agreement dated September 7, 2004 and the First Amended and Restated Royalty Stream Purchase Agreement dated August 11, 2005 (collectively the Royalty Stream Agreements”). This Amendment provides that PPD shall, subject to conditions, provide certain defined services up to a maximum value in connection with the Company’s ongoing Phase 3 Clinical Trials of Sinunase ™ (the “Services”). The Company will be responsible for payment of PPD’s out of pocket expenses in connection with the performance of these Services.

The Amendment contains a provision allowing either the Company or PPD to elect to terminate the Amendment at any time prior to December 31, 2006 upon written notice to the other party. In the event of such termination, the Company would be required to pay to PPD, upon receipt of a proper invoice, for all direct labor costs incurred in the provision of the Services. Upon such a termination and the payment of the invoiced direct labor costs, the royalty rate for future sales of Sinunase shall revert to a 7% rate as defined in the Royalty Stream Agreements.

The above summary of the material terms of the Amendment does not purport to give full details of the Amendment. For all terms and conditions of this Amendment please refer to the full text of the Amendment attached hereto as Exhibit 10.1

Item 9.01. Financial Statements and Exhibits.

See the Exhibit Index set forth below for a list of exhibits included with this Form 8-K.

2

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

ACCENTIA BIOPHARMACEUTICALS, INC.

By:	/s/ Samuel S. Duffey
Samuel S. Duffey
General Counsel

Date: October 19, 2006

3

EXHIBIT INDEX

Exhibit Number	Description
10.1	AMENDMENT NO. 1 TO THE FIRST AMENDED AND RESTATED ROYALTY STREAM PURCHASE AGREEMENT BETWEEN ACCENTIA BIOPHARMACEUTICALS, INC. AND PHARMACO INVESTMENTS, INC. DATED OCTOBER 9, 2006

4